EXHIBIT 10.2

THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                                      NOTE

$10,000,000.00                                                 December 20, 2002

                  FOR VALUE RECEIVED, Phone1, Inc., a Florida corporation (the "Borrower"), having a principal office at 100 North Biscayne Blvd, Suite 2500, Miami, FL 33131, IRREVOCABLY AND UNCONDITIONALLY PROMISES to pay to the order of GNB Bank Panama S.A. ("Lender") on the Repayment Date (as defined below) at Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 30, Panama City, Republic of Panama (the "Office"), or such other place, as may be designated by the Lender in a written notice given to the Borrower, in lawful money of the United Sates of America in New York Clearing House funds, the principal sum of ten million ($10,000,000.00) United States Dollars (the "Principal Amount"). The Repayment Date shall occur on the earliest of (i) October 31, 2003 or (ii) the occurrence of an Event of Default.

                  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Loan Agreement, dated as of the date hereof, between the Borrower, the Lender, Phone1Globalwide, Inc. ("Global") and Globaltron Communications Corporation ("GCC" and together with Global, the "Guarantors").

                  The Borrower shall pay interest in respect of the unpaid principal amount of the Loan from the date hereof until the Repayment Date (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Interest Rate in effect from time to time plus 2%. If principal or interest on the Loan is not paid when due, thereafter the Borrower shall pay interest in respect of the unpaid principal amount of the Loan at a rate per annum equal to 5% in excess of the Interest Rate but not in excess of usury laws. Accrued (and theretofore unpaid) interest in respect of the Loan shall be payable (i) monthly in arrears commencing on January 20, 2003 or (ii) in the occurrence of an Event of Default, on demand. Interest is calculated on the basis of a year of 360 days and actual days elapsed.

                  The Lender may elect (either prior to the Repayment Date or after the Repayment Date, if the Loan and the Note have not been fully paid) to convert the Loan and the Note in whole or in part, as elected by the Lender into
(i) such number of shares of common stock of Global or (ii) such number of securities of Global into which any other lender with conversion rights elects to convert its debt, equal to the principal and interest accrued thereon under the Note that the Lender elects to convert divided by the Per Share Price. In the event that the Lender exercises its conversion right with respect to only a portion of the outstanding principal amount and/or accrued interest under the Loan and the Note, that portion of the principal amount not so converted shall continue to accrue interest and shall be repayable by the Borrower in accordance with the terms hereof and the Borrower shall issue a new promissory note to the Lender in substantially the form of the surrendered Note, in an aggregate principal amount equal to the remaining unpaid principal balance of the surrendered Note.

                  All payments under this Note shall be made without deduction or withholding for and free and clear of any taxes, levies, imposts or duties of any nature, present or future, unless such deduction or withholding is required by law, in which event the undersigned shall pay such additional amounts as shall result in the recipients of such amounts as would have been received by it hand no such deduction or withholding been required.

                  The Borrower shall pay on demand all losses, costs and expenses, if any (including collection, enforcement and reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

                   The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                   No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  This Note shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to conflict of law principles.

                  Any proceedings with respect to the interpretation of this Note or the rights and obligations of the undersigned shall be exclusively brought in the United States District Court for the Southern District of New York or, if such court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York and the undersigned waives the right to object to the jurisdiction or venue of either such Court or to claim it is inconvenient forum.

                                            PHONE1, INC.

                                            By: s/ Helen Isaacson
                                            Name: Helen Isaacson
                                            Title: Assistant Secretary

                                    GUARANTY

         Phone1Globalwide, Inc. ("Global") and Globaltron Communications Corporation ("GCC"), each having principal office at 100 North Biscayne Blvd., Suite 2500, Miami, Florida 33131, each, jointly and severally, irrevocably and unconditionally guarantee the full and prompt payment when due of the principal amount of and interest on this Note. Each of Global and GCC understands, agrees and confirms that the Lender may enforce this guaranty obligation up to the full amount due by Borrower against either of Global or GCC without proceeding against Borrower or the other of them. Each of Global and GCC irrevocably and unconditionally promises to pay Borrower's obligations to the Lender, or order, on demand when due, in lawful money of the United States of America. The guaranty provided herein shall constitute a guarantee of payment and not of collection.

         Each of Global and GCC hereby waives notice of acceptance of this guaranty obligation and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Lender against, and any other notice to, any party liable thereon (including Global or GCC).

         The obligations of each of Global and GCC herein are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever.

                                            GLOBALTRON COMMUNICATIONS
                                            CORPORATION

                                            By: s/ Helen Isaacson
                                            Name: Helen Isaacson
                                            Title: Assistant Secretary

                                            PHONE1GLOBALWIDE, INC.

                                            By: s/ Helen Isaacson
                                            Name: Helen Isaacson
                                            Title: Assistant Secretary